UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2022
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On May 9, 2022 (the “Closing Date”), OPKO Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Orca Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), ModeX Therapeutics, Inc., a Delaware corporation (“ModeX”), and Gary J. Nabel, solely in his capacity as sellers’ representative.
Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into ModeX (the “Merger”), with ModeX surviving the Merger as a wholly owned subsidiary of the Company. On the Closing Date, the Company paid consideration for ModeX of $300.0 million, subject to a customary purchase price adjustment mechanism, including that ModeX be free of debt, as well as deduction for certain equity awards issued on the Closing Date, as described below. The Company paid the entirety of the purchase price pursuant to the issuance of an aggregate of 89,907,310 shares (the “Consideration Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), to the former stockholders of ModeX (the “Selling Stockholders”), of which 10% of such shares were deposited in a twelve-month escrow for purposes of satisfying the potential indemnity obligations of the Selling Stockholders under the Merger Agreement. Additionally, the Company issued equity awards to ModeX employees in an aggregate amount equal to $12.4 million, which was deducted from the consideration payable on the Closing Date. If any of such awards are forfeited or otherwise remain unvested on the four-year anniversary of the Closing Date, up to $2.6 million of shares of Common Stock (valued at the same price used for determining the number of Consideration Shares issuable upon consummation of the Merger) may be distributed pro rata to ModeX’s former stockholders in respect of such forfeited or unvested awards. Shares of Common Stock with respect to such potential distribution have been escrowed and will remain escrowed for such four-year period.
In accordance with the Merger Agreement, Dr. Phillip Frost, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Board”), Dr. Jane Hsiao, the Company’s Chief Technical Officer and a Director, and Frost Gamma Investments Trust (“FGIT”), a trust controlled by Dr. Frost, entered into a lockup and voting agreement, together with the Company (the “Lockup and Voting Agreement”), pursuant to which: (i) FGIT has agreed that, for a period of four years immediately following the Closing Date, it will not sell or otherwise transfer its shares of Common Stock, subject to certain customary exceptions; and (ii) Drs. Frost and Hsiao agreed that, for as long either Dr. Elias A. Zerhouni or Dr. Gary J. Nabel remains an employee of the Company or ModeX, Drs. Frost and Hsiao will vote, or cause to be voted, all of their respective shares of Common Stock in favor of such person’s election to the Board.
Additionally, in accordance with the Merger Agreement, certain recipients of the Consideration Shares, holding in aggregate approximately 88.0% of the Consideration Shares, agreed not to sell or otherwise transfer their respective Consideration Shares for a period of four years immediately following the Closing Date on the same terms as contained in the Lockup and Voting Agreement.
The foregoing description of each of the Merger Agreement and the Lockup and Voting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement and the Lockup and Voting Agreement, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
The Merger Agreement is filed with this Current Report on Form 8-K to provide securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, ModeX or any other party thereto. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, ModeX or any other party thereto. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

ITEM 3.02.	Unregistered Sales of Equity Securities.
On the Closing Date, the Company issued the Consideration Shares in consideration for its acquisition of ModeX in accordance the Merger Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference in this Item 3.02. The Consideration Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Company offered the Consideration Shares in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act. Each recipient of Consideration Shares must represent to the Company that such recipient is an “accredited investor” as defined in Rule 501(a) under the Securities Act and was acquiring the Consideration Shares for investment and not with a view to distribution thereof in violation of the Securities Act.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On the Closing Date, in connection with the transactions contemplated by the Merger Agreement, the Board expanded its size from 10 to 13 directors and appointed Elias Zerhouni, M.D. as the Company’s President and Vice Chairman of the Board, Gary Nabel, M.D., Ph.D., as the Company’s Chief Innovation Officer and a director, and Alexis Borisy as a director. Each such person will serve an initial term as director that expires on the date of the Company’s 2022 annual meeting of stockholders and until such person’s successor is duly elected or appointed and qualified.
Dr. Zerhouni, 71 years old, had been the chairman and is the co-founder of ModeX, a start-up biotechnology company focused on multi specific-immune therapies for cancer and viral diseases, from November 2020 until its acquisition by the Company on the Closing Date. He is a physician scientist in Imaging and Biomedical Engineering. He served as President of Global Research & Development and Executive Vice President of Sanofi (NASDAQ: SNY) from 2010-2018, as Senior Fellow for global health research at the Bill and Melinda Gates Foundation from 2009 to 2010 and as Presidential U.S. envoy for science and technology from 2009 to 2010. He was Director of the U.S. National Institutes of Health from 2002 to 2008, Executive Vice Dean and Dean for research at the Johns Hopkins School of Medicine from 1996 to 2002, and Professor of Radiology and Biomedical Engineering and chair of the department of Radiological Sciences. Dr. Zerhouni was elected to the National Academy of Medicine and to the National Academy of Engineering. He serves on the board of the Lasker Foundation, the Foundation for National Institutes of Health, and Research!America. He received the 2017 Scripps Executive of the Year Award for the pharmaceutical industry and the French Legion of Honor in 2008. Since 2009, Dr. Zerhouni has served as a director of the publicly traded Danaher Corporation (NYSE:DHR), a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world.
Dr. Nabel, 68 years old, is the co-founder of ModeX and has served as its Chief Executive Officer and President since November 2020. Since 2001, Dr. Nabel has served as a director of SIGA Technologies, Inc. (NASDAQ: SIGA), a commercial stage pharmaceutical company focused on providing solutions for unmet needs in health security. Dr. Nabel recently retired as Chief Scientific Officer, Global Research and Development, and Head of the North American Research & Development hub at Sanofi. In addition to serving as Senior Vice President for Sanofi, Dr. Nabel also oversaw the Breakthrough Lab, which developed the first trispecific antibodies now in development for HIV, as well as cancer immunotherapies and novel vaccines. An author of more than 450 scientific publications, Dr. Nabel joined Sanofi in 2012 from the National Institutes of Health, where he served as Director of the Vaccine Research Center (VRC) from 1999 to December 2012, during which time, he provided overall direction and scientific leadership of the basic, clinical, and translational research activities and guided development of novel vaccine strategies against HIV, universal influenza, Ebola and emerging infectious disease viruses. Dr. Nabel graduated magna cum laude from Harvard College in 1975 and continued his graduate studies at Harvard, completing his Ph.D. in 1980 and his M.D. two years later, followed by a post-doctoral fellowship with David Baltimore at the Whitehead Institute. Dr. Nabel was elected to the National Academy of Medicine in 1998. Among his many other honors, Dr. Nabel received the Amgen Scientific Achievement Award from the American Society for Biochemistry and Molecular Biology, the Health and Human Services Secretary’s Award for Distinguished Service, and is a fellow of the American Association of Physicians, and the American Academy of Arts Sciences.
Alexis Borisy, 50 years old, is the founder of EQRx, Inc. (NASDAQ: EQRX), a pharmaceutical company founded in 2019 committed to developing and delivering innovative medicines to patients at radically lower prices, and has served as its Executive Chairman since 2021, previously serving as its Chairman and Chief Executive Officer from

2019 to 2021. Prior to founding EQRx, Mr. Borisy cofounded Relay Therapeutics, Inc. (NASDAQ: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by combining leading-edge computational and experimental technologies, and has served as its Chairman since 2016 and served as its Chief Executive Officer from 2016 to 2017. He is also a cofounder of Blueprint Medicines Corporation (NASDAQ: BPMC), a precision therapy company focused on genomically defined cancers, rare diseases and cancer immunotherapy, and has served on the board of directors since 2011 and was the Chief Executive Officer from 2013 to 2014. He previously served as Chairman and Director of Foundation Medicine, Inc. (NASDAQ: FMI), a molecular information company dedicated to a transformation in cancer care, which he cofounded, from 2009-2018 and also served as its Chief Executive Officer from 2009-2011, and previously served on the boards of Editas Medicine, Inc. (NASDAQ: EDIT), a leading gene editing company dedicated to developing gene edited medicines for people living with serious diseases around the world, from 2013 to 2018, and Thrive Earlier Detection Corp., a privately held healthcare company dedicated to incorporating earlier cancer detection into routine medical care, from 2019-2021. Mr. Borisy was a partner in Third Rock Ventures, LLC, a leading healthcare venture firm focused on advancing disruptive areas of science and medicine to deliver breakthroughs to patients, from 2010-2019. He currently serves on the board of directors of several public companies, including Tango Therapeutics, Inc. (NASDAQ: TNGX), a biotechnology company committed to discovering and delivering the next generation of precision cancer medicines, Revolution Medicines, Inc. (NASDAQ: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, and Megenta Therapeutics, Inc. (NASDAQ: MGTA), a clinical-stage biotechnology company developing novel medicines designed to bring the curative power of stem cell transplant to more patients. He also currently serves on the board of directors of the privately held, Celsius Therapeutics, Inc. and Nextech Invest, Ltd. Mr. Borisy is the Chairman of the Board of Trustees of the Boston Museum of Science, and he previously served as Chairman of the National Venture Capital Association. He holds a Master’s Degree in chemistry and chemical biology from Harvard University and a Bachelor of Science in chemistry from the University of Chicago.
In connection with his appointment as President, the Company and Dr. Zerhouni entered into an employment letter agreement (the “Zerhouni Employment Agreement”), providing for an annual base salary of $900,000, as well as annual cash incentives based upon the achievement of annual performance goals and criteria established from time to time by the Company. The Zerhouni Employment Agreement provides that Dr. Zerhouni’s target cash bonus will be no less than 50% of his base salary. Additionally, the Zerhouni Employment Agreement provides that, if the Company terminates Dr. Zerhouni’s employment without “cause” or Dr. Zerhouni terminates his employment for “good reason” (each as defined in the Zerhouni Employment Agreement), then the Company will pay Dr. Zerhouni all amounts accrued but unpaid as of the effective date of such termination, as well as continuation of his salary and benefits for a twelve-month period post termination (the “Severance Period”). Additionally, any outstanding equity awards granted to Dr. Zerhouni which would have vested during the Severance Period would vest automatically upon such termination, and all vested equity awards would be exercisable in accordance with the terms of the applicable equity plan and as determined by the Compensation Committee of the Board (the “Compensation Committee”). The Zerhouni Employment Agreement otherwise contains customary covenants of the parties, including non-competition and non-solicitation provisions in favor of the Company.
In connection with his appointment as Chief Innovation Officer and his continued role as Chief Executive Officer of ModeX, the Company and Dr. Nabel entered into an employment letter agreement (the “Nabel Employment Agreement”), providing for an annual base salary of $750,000, as well as annual cash incentives based upon the achievement of annual performance goals and criteria established from time to time by the Company. The Nabel Employment Agreement provides that Dr. Nabel’s target cash bonus will be no less than 50% of his base salary. Additionally, the Nabel Employment Agreement provides that, if the Company terminates Dr. Nabel’s employment without “cause” or Dr. Nabel terminates his employment for “good reason” (each as defined in the Nabel Employment Agreement), then the Company will pay Dr. Nabel all amounts accrued but unpaid as of the effective date of such termination, as well as continuation of his salary and benefits for the Severance Period. Additionally, any outstanding equity awards granted to Dr. Nabel which would have vested during the Severance Period would vest automatically upon such termination, and all vested equity awards would be exercisable in accordance with the terms of the applicable equity plan and as determined by the Compensation Committee. The Nabel Employment Agreement otherwise contains customary covenants of the parties, including non-competition and non-solicitation provisions in favor of the Company.
The foregoing description of the Zerhouni Employment Agreement and the Nabel Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Zerhouni Employment Agreement and the Nabel Employment Agreement, which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein
Mr. Borisy will participate in the standard non-management director compensation arrangements described in the section entitled “Director Compensation” that is included in the Company’s amendment to its Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 2, 2022.
In connection with the Merger, the Compensation Committee granted Mr. Borisy 312,612 shares of restricted Common Stock. In connection with his appointment to the Board as an independent director, the Compensation Committee granted him ten-year options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $2.44 per share, which become exercisable on May 9, 2023.
In connection with their employment with the Company, the Compensation Committee granted each of Dr. Zerhouni and Dr. Nabel ten-year options to purchase an aggregate of 34,923 shares of Common Stock at an exercise price of $3.1989 per share, which become exercisable in four equal annual installments commencing on May 9, 2023.
Except as otherwise disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between any of Drs. Zerhouni or Nabel or Mr. Borisy, on the one hand, and any other person, on the other hand, pursuant to which he was appointed to the Board. Except as otherwise disclosed in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which any of Drs. Zerhouni or Nabel or Mr. Borisy was or is to be a participant and in which any related person had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 9, 2022, by and among the Company, ModeX Therapeutics, Inc., Orca Acquisition Sub, Inc. and Gary J. Nabel, solely in the capacity of a representative of the Stockholders.

10.1**	Lock-up and Voting Agreement, dated as of May 9, 2022, by and among the Company, Dr. Phillip Frost, Dr. Jane Hsiao and Frost Gamma Investments Trust.
10.2**	Offer Letter, dated May 9, 2022, by and between the Company and Dr. Zerhouni.
10.3**	Offer Letter, dated May 9. 2022, by and between the Company and Dr. Nabel.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document
________________________
*    Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.
**    Management contract or compensation plan or arrangement.

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of May 9, 2022, by and among the Company, ModeX Therapeutics, Inc., Orca Acquisition Sub, Inc. and Gary J. Nabel, solely in the capacity of a representative of the Stockholders.

10.1**	Lock-up and Voting Agreement, dated as of May 9, 2022, by and among the Company, Dr. Phillip Frost, Dr. Jane Hsiao and Frost Gamma Investments Trust.
10.2**	Offer Letter, dated May 9, 2022, by and between the Company and Dr. Zerhouni.
10.3**	Offer Letter, dated May 9. 2022, by and between the Company and Dr. Nabel.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document
________________________
*    Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.
**    Management contract or compensation plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: May 13, 2022	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration